Exhibit 10.16

THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN TRANSACTIONS INTENDED TO BE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR ANY U.S. STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), made as of the date set forth on the signature page hereto, is entered into between Notes Live, Inc., a Colorado corporation (the “Company”), and the undersigned subscriber (the “Subscriber”) in connection with the Company’s private offering (the “Offering”) of up to 5,000,000 shares of the Company’s Class C Voting Common Stock, par value $0.001 per share (the “Class C Common Shares”), pursuant to the terms of the Confidential Private Placement Memorandum dated December 4, 2023 (the “Offering Memorandum”). The Class C Common Shares are being offered on a “best efforts” basis exclusively to “accredited investors,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”), in reliance on the exemptions from compliance with the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and Rule 506(c) of Regulation D.

1.	Subscription. Pursuant to and in accordance with the terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company, subject to its right in its sole discretion to accept or reject this subscription (in whole or in part), agrees to sell to the Subscriber, the number of Class C Common Shares set forth on the signature page to this Agreement (the “Subscribed Shares”) at a price of $10.00 per Class C Common Share.

2.	Payment. Simultaneously with delivery by the Subscriber of the documents described in Section 3 of this Agreement, the Subscriber will make payment for the Subscribed Shares in the amount set forth on the signature page of this Agreement (such amount, the “Subscription Proceeds”) by wire transfer of immediately available funds or by bank check, in each instance in U.S. dollars, to the escrow agent, Integrity Bank & Trust (the “Escrow Agent”) in accordance with the wire instructions set forth below. The Subscription Proceeds will be held in escrow until all conditions to the consummation of the purchase and sale of the Class C Common Shares in the Offering are satisfied (such occurrence, the “Closing”), as set forth in Section 5 of this Agreement.

Domestic wire instructions:

Bank:	Integrity Bank & Trust
Routing Number:	[●]
Account Number:	[●]

3.	Documents Required from the Subscriber. Simultaneously with the delivery of the Subscription Proceeds as provided in Section 2, the Subscriber shall deliver to the Company one completed and executed copy of: (a) this Agreement; (b) the Confidential Investor Questionnaire attached as Appendix A to this Agreement (the “Investor Questionnaire”), along with the Certificate of Signatory attached thereto if the Subscriber is an entity and any supporting documentation requested by the Company to the address specified in Section 12; and (c) an investor verification letter in substantially the form attached as Appendix B to this Agreement (the “Investor Verification Letter”). The Subscriber shall complete, sign, and return to the Company, as promptly as possible but no later than five days after the Subscriber receives the request therefor from the Company, any other supporting documentation, questionnaires, notices, and undertakings as the Company may reasonably request in connection with the Subscriber’s subscription for the Subscribed Shares.

4.	Acceptance of Subscription; Return of Subscription Proceeds. The Subscriber acknowledges and agrees that the Company may, in its sole discretion for any reason or for no reason, accept or reject this subscription in whole or in part, and that this subscription will be deemed accepted by the Company only when this Agreement is countersigned by an authorized officer of the Company and delivered to the Subscriber. If this subscription is not accepted by the Company, this Agreement and any other documents delivered in connection herewith will be returned to the Subscriber by the Company at the address of the Subscriber as set forth in this Agreement, and any Subscription Proceeds shall be returned to the Subscriber by the Escrow Agent or the Company, without interest or deduction, in accordance with the payment information provided by the Subscriber. If this subscription is partially accepted by the Company, the difference between the Subscription Proceeds and the Accepted Subscription Amount (as set forth on the signature page to this Agreement) will be returned to the Subscriber, without interest or deduction, in accordance with the payment information provided by the Subscriber.

5.	Offering Period; Closing. The Offering will remain open during the period (the “Offering Period”) beginning on the date of the Offering Memorandum and terminating on the earlier to occur of: (a) the date that is 120 days from the date of the Offering Memorandum, and (b) the date that the Company raises aggregate gross proceeds in the Offering of $50,000,000 (the “Maximum Offering Amount”), subject to the Company’s right to terminate the Offering earlier or to extend the Offering Period by up to 90 days. All Subscription Proceeds will be deposited and held in a non-interest-bearing escrow account with the Escrow Agent until all conditions to the Closing of the Offering have been satisfied. The Company may hold an initial Closing of the Offering (the “Initial Closing”) at any time after Subscription Proceeds have been accepted by the Company and received by the Escrow Agent. Following the Initial Closing and at any time prior to the termination of the Offering Period, the Company may conduct additional Closings under the Offering on an interim basis to raise aggregate gross proceeds of up to the Maximum Offering Amount. On the date a Closing occurs (the “Closing Date”), the Escrow Agent will release the Subscription Proceeds to the Company or its designees. Upon receipt of the Subscription Proceeds from the Escrow Agent the Company will, as soon as practicable following the Closing Date, deliver the Subscribed Shares to the Subscriber or its nominee in accordance with the Subscriber’s delivery instructions.

6.	Subscriber’s Representations, Warranties, and Covenants. As a condition to the Subscriber’s purchase of the Subscribed Shares, the Subscriber represents and warrants that the following representations, warranties, and covenants made by the Subscriber to or with the Company are true and correct and acknowledges that the Company is relying on them in offering the Subscribed Shares to the Subscriber:

(a)	The Subscriber has full power and authority (corporate, statutory, and otherwise) to execute and deliver this Agreement and to consummate the purchase of the Subscribed Shares. This Agreement has been duly and validly executed and delivered by the Subscriber and constitutes a legal, valid, and binding obligation of the Subscriber enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, and other similar laws affecting the rights and remedies of creditors generally.

(b)	The Subscriber recognizes that the purchase of the Class C Common Shares in the Offering involves a high degree of risk due to several factors, including but not limited to the following: (i) the Company has a limited operating history and requires substantial funds in addition to the proceeds of the Offering; (ii) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company through the subscription of Class C Common Shares; (iii) there is no market for the Class C Common Shares, and such a market may never develop following the Offering; (iv) the Subscriber may not be able to liquidate its investment; and (v) in the event of a disposition, the Subscriber could sustain the loss of its entire investment.

(c)	At the time the Subscriber was offered to purchase Class C Common Shares and as of the date of this Agreement, the Subscriber was and is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, as indicated by the Subscriber’s responses to the Investor Questionnaire attached as Appendix A and as verified in the Investor Verification Letter substantially in the form attached as Appendix B. The Subscriber represents and warrants that the Subscriber comes within one of the categories set forth in Section 1 of the Investor Questionnaire and that, for any category marked, the Subscriber has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. Together with this Agreement, the Subscriber will complete and deliver an Investor Questionnaire and cause an Investor Verification Letter to be completed and delivered to the Company.

(d)	The Subscriber understands that the Class C Common Shares have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws, and that the offer and sale contemplated by this Agreement is being made in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506(c) of Regulation D promulgated thereunder. The Subscribed Shares cannot be sold, transferred, pledged, assigned, or otherwise disposed of (each such action, a “Transfer”) by the Subscriber unless they are subsequently registered under the Securities Act and applicable state securities or “Blue Sky” laws, or an exemption from such registration is available at the time of the desired sale.

(e)	The Subscriber agrees that if it decides to Transfer all or any part of the Subscribed Shares, it will not Transfer such Subscribed Shares, directly or indirectly, unless pursuant to an effective registration statement under the Securities Act or an exemption from such registration (such as provided by Rule 144 under the Securities Act, if available) and in compliance with any applicable state and other securities laws.

(f)	The Subscriber understands and acknowledges that the Class C Common Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, the certificates evidencing the Class C Common Shares, and all certificates issued in exchange therefor or in substitution thereof, will be imprinted with a legend in a form that is substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(g)	The Subscriber is acquiring the Subscribed Shares solely for investment for the Subscriber’s own account and has no agreement, understanding, or arrangement to subdivide or Transfer all or any part of such Subscribed Shares to any other person. If the Subscriber is an entity, the Subscriber represents that it was not formed for the purpose of purchasing Class C Common Shares. No other person has or will have a direct or indirect beneficial interest in the Subscribed Shares purchased by the Subscriber, except as disclosed to the Company on an attachment hereto. To the extent any other person has any such beneficial interest, the Company will require such persons to execute a signature page to this Agreement.

(h)	If the Subscriber is purchasing Class C Common Shares in a fiduciary capacity for another person or entity, including but not limited to a corporation, partnership, trust, or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person (i) fulfills all of the requirements set forth in this Agreement to purchase Class C Common Shares, (ii) concurs in the Subscriber’s purchase of the Subscribed Shares, and (iii) agrees to be bound by the obligations, representations, warranties, and covenants contained herein. Upon the Company’s request, the Subscriber will provide true, complete, and current copies of all relevant documents related to the formation of the Subscriber, authorizing its investment in the Company, and/or evidencing the satisfaction of the foregoing.

(i)	The Subscriber has not been subject to a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act.

(j)	The Subscriber is not a person or entity that is: (i) listed in the Annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing; (ii) owned or controlled by or acting for or on behalf of any person listed in such Annex or otherwise subject to the provisions of such Executive Order; (iii) named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”); (iv) otherwise the target of any economic sanctions program currently administered by OFAC; or (v) affiliated with any person or entity identified in clauses (i)–(iv) above.

(k)	The Subscriber (i) has adequate means of providing for the Subscriber’s current financial needs and contingencies, and (ii) has such substantial knowledge and experience in financial and business matters in general, and in similar investments to the investment contemplated by the Offering in particular, that the Subscriber is capable of reading and understanding information about the Company and evaluating the merits and risks of an investment in the Company and of acquiring Class C Common Shares.

(l)	The Subscriber (i) recognizes the highly speculative nature of an investment in the Class C Common Shares, (ii) is able to bear the economic risk that the Subscriber hereby assumes, and (iii) can afford a complete loss of the Subscriber’s investment in the Class C Common Shares.

(m)	In making the decision to invest in the Class C Common Shares, the Subscriber has relied solely on information provided in this Agreement, the Offering Memorandum, or otherwise by the Company or its officers in connection with the Offering (collectively, the “Offering Materials”). The Subscriber has not relied and will not rely upon any material or literature other than the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, the tax and legal merits and consequences of this Agreement, and the purchase of Class C Common Shares hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of the Subscriber’s consideration of an investment in the Class C Common Shares other than the Offering Materials and the results of the Subscriber’s own independent investigation.

(n)	The Subscriber has consulted with the Subscriber’s own legal, accounting, tax, investment, and other advisers with respect to the tax treatment of an investment by the Subscriber in the Class C Common Shares and the merits and risks of such investment. The Subscriber is not relying on the Company or any of its professional advisers with respect to individual tax considerations involved in an investment in the Class C Common Shares. The Subscriber understands and acknowledges that there can be no assurances as to the tax results of an investment in the Class C Common Shares.

(o)	The Subscriber acknowledges receipt of this Agreement and the Offering Memorandum and represents that it: (i) has carefully reviewed this Agreement and the Offering Memorandum; (ii) has been furnished with all information that the Subscriber deems necessary to evaluate the merits and risks of the purchase of Class C Common Shares in the Offering; (iii) has had the opportunity to ask questions and receive answers concerning the information received about the Class C Common Shares and the Company; and (iv) has been given the opportunity to obtain any additional information the Company possesses or can acquire without unreasonable effort or expense to verify the accuracy of any information received by the Subscriber concerning the Class C Common Shares and the Company.

(p)	The Subscriber understands and acknowledges that the Company is not obligated to file with the Securities and Exchange Commission (the “SEC”) or with any state securities administrator any registration statement in respect of resales of the Class C Common Shares.

(q)	The Subscriber’s address is correctly set forth on the signature page of this Agreement and is the Subscriber’s principal residence if the Subscriber is an individual or the Subscriber’s principal business address if the Subscriber is a corporation or other entity.

(r)	If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company, and the person signing this Agreement on behalf of such Subscriber has been duly authorized to do so by such Subscriber.

(s)	The Subscriber understands that neither the SEC nor any other federal, state, or non-U.S. agency has recommended, approved, or endorsed the purchase of the Class C Common Shares as an investment or passed on the accuracy or adequacy of the information set forth in the Offering Memorandum or any other documents used in connection with the Offering because the Offering is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(c) of Regulation D promulgated thereunder. The Subscriber has relied on its own examination of the terms of the Offering, including the merits and risks involved, and has reviewed the merits and risks of the purchase of Class C Common Shares and investment in the Company with the Subscriber’s own legal, accounting, tax, investment, and other advisers to the extent deemed advisable by the Subscriber.

(t)	The Subscriber understands, acknowledges, and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing notwithstanding the Subscriber’s prior receipt of notice that the Subscriber’s subscription has been accepted by the Company.

(u)	The Subscriber acknowledges that the information contained in the Offering Materials or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason, notwithstanding that the Subscriber’s subscription may not be accepted by the Company; provided, however, that (i) the Subscriber may disclose such information to its affiliates and advisors who have a need for such information in connection with providing advice to the Subscriber with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (ii) this obligation shall not apply to any such information that (1) is part of the public knowledge or literature and readily accessible at the date hereof, (2) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision), or (3) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including but not limited to any subscription or other similar agreement entered into with the Company).

(v)	The Subscriber understands that the Class C Common Shares are being offered and sold to the Subscriber by the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and acknowledges that the Company is relying in part on the truth and accuracy of, and on the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Subscriber set forth in this Agreement and the Investor Questionnaire to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Subscribed Shares. The Subscriber agrees to supply the Company, as promptly as possible but no later than five days after the Subscriber receives the request therefor from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable to confirm the Subscriber’s eligibility to participate in the Offering.

7.	Indemnification. The Subscriber hereby agrees to defend, indemnify, and hold harmless the Company and any officer, director, employee, agent, or control person of the Company who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed suit, action, or proceeding, whether civil or criminal, administrative or investigative, to the fullest extent permitted by law, by reason of or arising from (a) any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber to the Company, including but not limited to any such misrepresentation, misstatement, or omission contained in this Agreement, (b) any breach of any warranty made by the Subscriber in this Agreement or any attachments hereto, or (c) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber under this Agreement, against any losses, damages, liabilities, and expenses for which the Company and any officer, director, employee, agent, or control person of the Company has not otherwise been reimbursed (including but not limited to attorney’s fees, judgments, fines, and amounts paid in settlement or incurred in a securities or other action in which no judgment in favor of the Subscriber is rendered) that are actually and reasonably incurred by such person or entity in connection with such, suit, action, or proceeding.

8.	Closing Conditions. In addition to the Company’s right to accept or reject this subscription (in whole or in part) in its sole discretion, the obligations of the Company to issue and sell Class C Common Shares to the Subscriber under this Agreement are subject to the representations and warranties of the Subscriber in Section 6 being true and correct as of the Closing in all respects with the same effect as if made on the Closing Date.

9.	No Revocation; Binding Effect. The obligations of the Subscriber hereunder are irrevocable. Except as otherwise set forth in this Agreement or as required by law, once irrevocable, the Subscriber is not entitled to cancel, terminate, or revoke this Agreement or any agreements of the Subscriber hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their heirs, executors, administrators, successors, and permitted assigns. If the Subscriber comprises more than one person, the obligations of such persons shall be joint and several, and the agreements, representations, warranties, and acknowledgments contained in this Agreement shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

10.	Integration. This Agreement contains the entire agreement and understanding among the parties hereto regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written.

11.	Assignment. Except as specifically provided in this Agreement, the rights herein contained shall not be assignable to any person without the prior written consent of the Company.

12.	Notices. All notices under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by facsimile or other reliable form of electronic communication; or personally. Mailed notices shall be deemed delivered five days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Facsimile or other electronic communication notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Notices or other communications given under this Agreement shall be addressed as follows:

If to the Company:	Notes Live, Inc.
1755 Telstar Dr #501
Colorado Springs, CO 80920
Attn: J.W. Roth

with a copy, which shall not constitute notice, to:

Dykema Gossett PLLC
111 East Kilbourn Avenue, Suite 1050
Milwaukee, WI 53202
Attn: Peter Waltz, Esq.

If to the Subscriber:	To the Subscriber’s address on the signature page hereto

13.	Governing Law. This Agreement and all questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting, or having jurisdiction over, Colorado Springs, Colorado. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting, or having jurisdiction over, Colorado Springs, Colorado for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding any claim that such party is not personally subject to the jurisdiction of any such court or that such court is an improper venue or an inconvenient forum for such suit, action, or proceeding.

14.	Counterparts; Facsimile & Electronic Signatures. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission, email shall be as effective as delivery of a manually signed counterpart thereof.

15.	Amendments and Waivers. This Agreement may be modified or amended, and the observance of any term may be waived (either generally or in a particular instance, and either retroactively or prospectively), only with the prior written consent of the Company and the Subscriber.

16.	Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the parties’ original intent as closely as possible in a mutually acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

17.	Further Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Agreement to evidence the undersigned's subscription for: $ 500.000.

Date:	12/1/23	Subscriber Signature:	/s/ Michael Pruitt
Tax I.D. No.:

Co-Subscriber Signature:
Tax I.D. No.:

		Print Name:	Michael Pruitt

E-Mail Address:

		Street Address:	P.O. Box 78984
Charlotte, NC 28271

Telephone No.:

Exact Name in which the Securities are to be issued:

Fresh Vine Wine, Inc.

This Agreement is hereby accepted as of the 1st day of December, 2023

NOTES LIVE, INC.

JW Roth
Authorized Officer

Signature Page to Subscription Agreement